Exhibit 99.1

IntelGenx Reports on Meeting with FDA

SAINT LAURENT, QUEBEC, - June 21, 2010 – IntelGenx Corp. (TSX:IGX) (OTCBB:IGXT) (“IntelGenx”) today announced that the Company recently met with the U.S. Food and Drug Administration ("FDA") to discuss its response to the Complete Response Letter received in February from the FDA regarding the Company’s New Drug Application (“NDA”) for its antidepressant CPI-300 and to clarify the required steps necessary to obtain product approval. CPI-300 is a novel, high strength of Bupropion HCl, the active ingredient in Wellbutrin XL®.

The two main issues which need to be addressed in order to obtain approval are the qualification of a commercial manufacturing site and the food effect, which was observed both in CPI-300 and the reference product in the food effect study submitted as part of the NDA. The Agency confirmed that it agrees with the clinical plan the company is proposing to address the previously observed food effect and to demonstrate bioequivalency of product manufactured at the new manufacturing site. Based on FDA’s recommendations regarding the stability data required to support the new manufacturing site, the company expects to file the amendment to the NDA in the first quarter of 2011.

“Our meeting with FDA was very constructive and we gained some valuable clarity on the regulatory pathway for approval of CPI-300,” said Dr. Horst G. Zerbe, President and Chief Executive Officer of IntelGenx. “The required stability testing of the CPI-300 manufactured at our new CMO has already commenced, and we are diligently working towards resolving the food effect issue noted by FDA. Our meeting with FDA confirms that we are on track to complete the steps necessary to support the NDA amendment and obtain product approval.”

About IntelGenx Corp.:

IntelGenx Corp. is a drug delivery company focused on the development of oral controlled-release products as well as novel rapidly disintegrating delivery systems. IntelGenx uses its unique multiple layer delivery system to provide zero-order release of active drugs in the gastrointestinal tract. IntelGenx has also developed novel delivery technologies for the rapid delivery of pharmaceutically active substances in the oral cavity based on its experience with rapidly disintegrating films. IntelGenx' research and development pipeline includes products for the treatment of pain, hypertension, osteoarthritis and depressive disorders. More information is available about the company at www.intelgenx.com.

Forward Looking Statements:

This document may contain forward-looking information about IntelGenx' operating results and business prospects that involve substantial risks and uncertainties. Statements that are not purely historical are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended. These statements include, but are not limited to, statements about IntelGenx' plans, objectives, expectations, strategies, intentions or other characterizations of future events or circumstances and are generally identified by the words "may," "expects," "anticipates," "intends," "plans," "believes," "seeks," "estimates," "could," "would," and similar expressions. All forward looking statements are expressly qualified in their entirety by this cautionary statement. Because these forward-looking statements are subject to a number of risks and uncertainties, IntelGenx' actual results could differ materially from those expressed or implied by these forward looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed under the heading "Risk Factors" in IntelGenx' annual report on Form 10-K for the fiscal year ended December 31, 2009, filed with the United States Securities and Exchange Commission and available at www.sec.gov, and also filed with Canadian securities regulatory authorities and www.sedar.com. IntelGenx assumes no obligation to update any such forward-looking statements.

Each of the TSX Venture Exchange and OTC Bulletin Board has neither approved nor disapproved the contents of this press release.

For more information, please contact

IntelGenx Corp.
Dr. Horst G. Zerbe
President and CEO
+1 514-331-7440 (ext. 201)
+1 514-331-0436 (FAX)
horst@intelgenx.com
www.intelgenx.com